Exhibit 21

SUBSIDIARIES OF
POTASH CORPORATION OF SASKATCHEWAN INC.

Jurisdiction of Incorporation
Name of Entity	or Formation

175360 Canada Inc.	Canada
609430 Saskatchewan Ltd.	Saskatchewan
628550 Saskatchewan Ltd.	Saskatchewan
AA Sulfuric Corp.	Louisiana
AC Industries	Delaware
Augusta Service Company Inc.	Delaware
Canpotex Bulk Terminals Ltd.	Canada
Chilkap Resources Ltd.	Yukon
El Boldo Limitada	Chile
El Roble Limitada	Chile
Houston Ammonia Terminal, L.P.	Delaware
Inversiones PCS Chile Limitada	Chile
Inversiones RAC Chile Limitada	Chile
Minera Saskatchewan Limitada	Chile
PCS (Barbados) Shipping Ltd.	Barbados
PCS Administration (USA), Inc.	Delaware
PCS Barbados Holdings SRL	Barbados
PCS Cassidy Lake Company	Ontario
PCS Cassidy Lake Limited	Canada
PCS Chile I LLC	Delaware
PCS Chile II LLC	Delaware
PCS Fosfatos do Brasil Ltda.	Brazil
PCS Hungary Holding Limited	Hungary
PCS Industrial Products Inc.	Delaware
PCS Joint Venture, LP	Florida
PCS Jordan LLC	Delaware
PCS L.P. Inc.	Delaware
PCS Nitrogen Amm Term Corp I	Texas
PCS Nitrogen Amm Term Corp II	Delaware
PCS Nitrogen Delaware LLC	Delaware
PCS Nitrogen Fertilizer, L.P.	Delaware
PCS Nitrogen Fertilizer Limited	Trinidad
PCS Nitrogen Fertilizer Operations, Inc.	Delaware
PCS Nitrogen, Inc.	Delaware
PCS Nitrogen LCD Corporation	Delaware
PCS Nitrogen Limited	Trinidad
PCS Nitrogen Ohio, L.P.	Delaware
PCS Nitrogen Payroll Corporation	Delaware
PCS Nitrogen Trinidad Corporation	Delaware
PCS Nitrogen Trinidad Limited	Trinidad

Jurisdiction of Incorporation
Name of Entity	or Formation

PCS Phosphate Company, Inc.	Delaware
PCS Purified Phosphates	Virginia
PCS Sales (Canada) Inc.	Saskatchewan
PCS Sales (Indiana), Inc.	Indiana
PCS Sales (Iowa), Inc.	Iowa
PCS Sales (USA), Inc.	Delaware
PCS USA LLC	Delaware
Phosphate Holding Company, Inc.	Delaware
Potash Corporation of Saskatchewan (Florida) Inc.	Florida
Potash Corporation of Saskatchewan Transport Limited	Saskatchewan
Potash Holding Company, Inc.	Delaware
RAC Investments Ltd.	Cayman
Texasgulf Aircraft Inc.	Delaware
Tg Corporation	Delaware
White Springs Agricultural Chemicals, Inc.	Delaware